EVERGREEN SELECT MONEY MARKET TRUST

                               200 Berkeley Street
                           Boston, Massachusetts 02116


                                                             March 1, 2002


Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts 02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that Evergreen Prime Cash Management Money Market Fund, a series of Evergreen Select Money Market Trust, hereby elects to become a Fund party to such Agreement.

                              EVERGREEN SELECT MONEY MARKET TRUST
                              on behalf of:
                              Evergreen Prime Cash Management Money Market Fund


                               By:________________________________
                                     Elizabeth A. Smith
                                     Assistant Secretary

Accepted and Agreed:

EVERGREEN SERVICE COMPANY



By:___________________________
     Ann Marie Becker
     Managing Director

    Dated as of March 1, 2002